Exhibit 99.2

Insperity Declares Special Dividend of $2 per Share

HOUSTON - Dec. 1, 2014 - Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today announced that its board of directors has declared a special cash dividend of $2 per share. The dividend will be paid on Dec. 26, 2014 to all stockholders of record as of Dec. 15, 2014.

“The authorization of this special dividend by our Board reflects our continued commitment to building stockholder value through the execution of our strategic plan and disciplined capital allocation strategy,” said Paul J. Sarvadi, Insperity chairman and chief executive officer. “With strong cash flows and a solid balance sheet that included working capital of $119 million and no debt at Sept. 30, 2014, we are pleased to return an additional $51 million to stockholders while continuing to invest in the business and execute our long-term growth strategy.”

The special dividend is in addition to the regular quarterly dividend of $0.19 per share previously announced on Nov. 14, 2014. The board of directors has authorized six increases to the regular dividend program since its beginning in 2005 at a quarterly rate of $0.07 per share. The company previously paid a special dividend of $1 per share in Dec. 2012.

“With this special dividend, Insperity will have returned a total of $90 million to stockholders in 2014 in the form of dividends and stock repurchases,” said Douglas S. Sharp, Insperity senior vice-president of finance, chief financial officer and treasurer. “Even with these substantial returns, our balance sheet remains strong and we continue to have up to $100 million available under our existing credit facility. Insperity has a consistent track record of generating strong cash flows through our operations, which we expect to continue in 2015 and beyond.”

In addition to its regular and special dividends, the company has repurchased 1.9 million shares at a cost of $55 million since 2012, including 693,000 shares in the nine months ended Sept. 30, 2014. The company has conducted ongoing share repurchases in the open market, and Insperity, Inc. periodically evaluates the size and structure of its repurchases, as demonstrated by its offer to repurchase shares through a $50 million modified “Dutch auction” tender offer that it conducted in the fourth quarter of 2012.

Insperity, a trusted advisor to America’s best businesses for more than 28 years, provides an array of human resources and business solutions designed to help improve business performance. Insperity® Business Performance Advisors offer the most comprehensive suite of products and services available in the marketplace. Insperity delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity through its premier Workforce Optimization® solution. Additional company offerings include Human Capital Management, Payroll Services, Time and Attendance, Performance Management, Organizational Planning, Recruiting Services, Employment Screening, Financial Services, Expense Management, Retirement Services and Insurance Services. Insperity business performance solutions support more than 100,000 businesses with over 2 million employees. With 2013 revenues of $2.3 billion, Insperity operates in 57 offices throughout the United States. For more information, visit http://www.insperity.com.

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to future dividends and stock repurchases, business plans or strategies, projected or anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: (i) adverse economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) the ability to secure competitive replacement contracts for health insurance and workers’ compensation contracts at expiration of current contracts; (iv) increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state and federal unemployment tax rates, liabilities for employee and client actions or payroll-related claims; (v) failure to manage growth of our operations and the effectiveness of our sales and marketing efforts; (vi) changes in the competitive environment in the PEO industry, including the entrance of new competitors and our ability to renew or replace client companies; (vii) our liability for worksite employee payroll, payroll taxes and benefits costs; (viii) our liability for disclosure of sensitive or private information; (ix) our ability to integrate or realize expected returns on our acquisitions; (x) failure of our information technology systems; and (xi) an adverse final judgment or settlement of claims against Insperity. These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

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